UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2009 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Plan

On January 9, 2009, the Compensation Committee (the "Committee") of the Board of Directors of Nu Skin Enterprises, Inc. (the "Company") met and approved incentive targets and formulas for determining incentive awards under the Nu Skin Enterprises, Inc. 2006 Senior Executive Incentive Plan (the "Plan") in the first quarter of 2009. The Committee elected to make certain changes to the incentive targets and formulas used in the prior year. For the first quarter of 2008, cash incentive awards were based on the Company's achievement of earnings per share and revenue. For the first quarter of 2009, the Committee selected revenue and operating income as the objective business criteria for determining the amounts of cash incentive awards for Blake Roney, Truman Hunt, Ritch Wood, Joe Chang and Dan Chard. Incentive targets and formulas for the first quarter of 2009 will be calculated on a constant currency basis to eliminate fluctuations due to exchange rate volatility. Actual results will be calculated using the same exchange rates used to establish the targets. Bonus target percentages and other formula elements will not be changed from those used in the first quarter of 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Vice President

Date:    January 15, 2009